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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 17, 2000 (JUNE 30, 2000)



                                 LINK.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                     NEVADA

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            000-29804                                 82-0255758
     (COMMISSION FILE NUMBER)               IRS EMPLOYER IDENTIFICATION NO.)

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                              201 EAST MAIN STREET
                               BRADY, TEXAS 78625
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (915) 792-8400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Effective January 1, 2000, pursuant to the terms of an Agreement for Purchase of Assets, Link.Com, Inc. (the "Company") acquired substantially all of the assets of Luro Associates, L.L.C., a Michigan limited liability company ("Luro"). Luro had been engaged in developing, selling and servicing proprietary and other software as well as selling hardware products primarily to the nursing home and home health industry, including certain proprietary software products (the "Business").

         The assets purchased by the Company from Luro included contracts with its customers, software contracts and licenses with its customers, and leases and licenses with its suppliers and software licensors (the "Business"). The assets retained by Luro included cash, accounts receivable, and accounts payable.

         The purchase price for the Business amounted to 145,000 shares of the Company's non-callable, non-assessable voting common stock, which were issued on June 30, 2000. The purchase price for the Business was determined through arms length negotiations between representatives of the Company and Luro.

         Effective January 1, 2000, the Company entered into an employment agreement with Richard Luisi, a principal owner and President of Luro, whereby Mr. Luisi will serve as a Vice President and National Director of the Senior Division for the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired.

         The required financial statements will be filed within sixty (60) days following the date that this Form 8-K is required to be filed.

         (b)  Pro forma financial information.

         The required pro forma consolidated financial statements will be filed within sixty (60) days following the date that this Form 8-K is required to be filed.

         (c)  Exhibits.

         None



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LINK.COM, INC.
                                    (Registrant)







Date:  July 17, 2000                By: /s/ M. Robert Rice
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                                        M. Robert Rice, Chief Executive Officer